Exhibit 99
TEXTRON
Corporate Communications Department	NEWS Release
Investor Contacts: Doug Wilburne - 401-457-2353 Marc Kaplan - 401-457-2502	FOR IMMEDIATE RELEASE
Media Contact: Karen Gordon - 401-457-2362
Textron Reports Second Quarter Results Increases Its Full-Year EPS and Free Cash Flow Targets

Providence, Rhode Island - July 22, 2004 - Textron Inc. (NYSE: TXT) today reported second quarter 2004 net income was $100 million or $0.71 per share, compared with the second quarter 2003 net income of $63 million or $0.46 per share.

Second quarter 2004 revenues were $2.55 billion, up slightly from $2.53 billion in the second quarter 2003, reflecting the favorable impact of foreign exchange. Higher volumes in the Fastening Systems and Industrial segments were more than offset by lower volumes in the aircraft businesses.

Second quarter 2004 earnings included $0.17 per share in after-tax costs related to restructuring and a $0.01 per share after-tax gain from the sale of Textron's interest in a telecommunications joint venture in Brazil. Second quarter 2003 earnings included $0.30 per share in after-tax costs related to restructuring.

Excluding these items, second quarter 2004 adjusted earnings per share were $0.87, compared to $0.76 per share in the second quarter of 2003.

Cash flow from operating activities for the first six months of 2004 was $445 million, compared to $155 million during the same period last year, resulting in free cash flow before restructuring for the first six months of 2004 of $360 million, compared to $91 million last year.

"The ongoing recovery in our end markets and the benefits of our enterprise management initiatives are becoming increasingly evident in our results as we delivered significantly improved net operating profit and cash flow. We also booked strong orders that will drive our future growth," said Lewis B. Campbell, Textron chairman, president and CEO.

 Outlook

Textron now expects full-year 2004 earnings per share will be between $3.10 and $3.25, up from $2.79 per share in 2003. The company expects third quarter earnings per share will be between $0.70 and $0.80. These amounts exclude restructuring costs and other special items.

Textron now expects its full-year free cash flow before restructuring will be between $500 and $550 million, with cash flow from operations between $680 and $730 million.

"We are encouraged by our improving performance and are focused on delivering superior shareholder value - both this year and beyond - as our end markets continue to strengthen, we launch new products and we continue to reduce costs through our enterprise management initiatives," Campbell added.

Presentation of Results and Outlook

Textron presents adjusted results and outlook before restructuring costs and other special items because such items are outside normal business operations, as well as difficult to forecast accurately for specific periods. Such items are either isolated or temporary in nature. Therefore, it is helpful to understand results without these items, especially when comparing results to previous periods or forecasting performance in future periods.

For example, Textron incurred $28 million in pre-tax costs during the second quarter for its restructuring program. The restructuring program is expected to be substantially complete in 2004. During the execution of the restructuring program, the company is incurring costs that are supplementary to the ongoing operating costs of the business. These costs are not directly related to ongoing business results during the quarter and are not expected to occur with any regularity or predictability.

Results before restructuring costs and other special items are also the basis for measuring operating performance for management compensation purposes. However, analysis of the company's results and outlook before restructuring costs and other special items should be used only in conjunction with data presented in accordance with Generally Accepted Accounting Principles (GAAP). Reconciliations of the company's results and outlook to GAAP are included below.

Segment Analysis

Bell

Bell segment revenues decreased $29 million, while profit increased $15 million.

Revenues decreased due to lower sales in the U.S. Government business, partially offset by higher sales in the commercial business. U.S. Government revenues decreased primarily due to lower revenue on the V-22 program, partially offset by higher revenue on the H-1 upgrade program and higher sales of air-launched weapons. Commercial revenues increased due to higher helicopter unit volume and higher volume in the aircraft engine business, partially offset by lower sales of Huey II retrofit kits.

Segment profit increased primarily due to better cost performance. Also, profit in the U. S. Government business increased due to higher sales of air-launched weapons and profit in the commercial business increased due to higher sales of helicopters and the favorable resolution of a warranty issue.

Backlog at Bell Helicopter of $2.5 billion was up $1.1 billion from the first quarter 2004.

Cessna

Cessna segment revenues and profit decreased $75 million and $22 million, respectively.

Revenues decreased primarily due to lower sales volume of used aircraft, business jets and single engine aircraft. Profit decreased primarily due to the lower volume of business jets and inflation, partially offset by higher pricing, improved cost performance, fair market value adjustments for used aircraft in 2003 and the favorable impact of prior period residual value guarantees.

During the quarter, Cessna acquired an additional 25% ownership position in its CitationShares joint venture from TAG Aviation. The increase in Cessna's ownership was required in order for CitationShares to qualify for an FAA Part 135 certification to operate a non-equity jet card program and was effective June 30, 2004. With 75% ownership of the joint venture, Cessna will consolidate CitationShares' operating results, prospectively. The consolidation had no material impact on Cessna segment results for the second quarter, but required that Cessna no longer include CitationShares' orders in its reported backlog.

Backlog at the end of the second quarter was $4.8 billion, representing orders from unaffiliated customers. In addition, Cessna had orders from CitationShares totaling $416 million. Backlog at the end of the first quarter was $4.8 billion, which consisted of $4.3 billion in unaffiliated backlog and $426 million in backlog from CitationShares.

Fastening Systems

Fastening Systems' revenues and profit increased $47 million and $3 million, respectively.

Revenues increased primarily due to the favorable impact of foreign exchange and higher sales volume. Profit increased due to improved cost performance, higher sales volume and the favorable impact of foreign exchange. These increases were partially offset by inflation. Inflation included higher steel costs, which were only partially offset by pricing actions during the quarter.

Industrial

Industrial segment revenues and profit increased $79 million and $21 million, respectively.

Revenues increased primarily due to higher sales volume at Kautex, E-Z-GO and Greenlee, and the favorable impact of foreign exchange. Profit increased primarily due to improved cost performance, lower fair market value adjustments for used golf car inventory, improved credit performance and higher pricing, partially offset by higher warranty costs at Kautex.

Finance

Finance segment revenues decreased $5 million, while profit increased $13 million.

Revenues decreased primarily due to a lower average finance receivable portfolio as a result of the liquidation of non-core assets. Profit increased primarily due to a lower provision for loan losses and an improved net interest margin, partially offset by higher operating expense. The decrease in the provision for loan losses reflected an improvement in portfolio performance and lower average receivables.

Conference Call Information
Textron will host a conference call today, July 22, 2004, at 9:00 a.m. Eastern time to discuss its results and outlook. The call will be available via webcast at www.textron.com or by direct dial at (888) 428-4478 in the U.S. or (612) 288-0340 outside of the U.S. (request the Textron Earnings Conference). The call will be recorded and available for playback beginning at 12:30 p.m. Eastern time today by dialing (320) 365-3844; Access Code: 723572. The recording will be available until midnight on October 20, 2004.

Textron Inc. (NYSE:TXT) is a $10 billion multi-industry company with more than 43,000 employees in nearly 40 countries. The company leverages its global network of aircraft, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell Helicopter, Cessna Aircraft, Kautex, Lycoming, E-Z-GO and Greenlee, among others. More information is available at www.textron.com.

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Forward-looking Information: Certain statements in this release and other oral and written statements made by Textron from time to time are forward-looking statements, including those that discuss strategies, goals, outlook or other non-historical matters; or project revenues, income, returns or other financial measures. These forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the statements, including the following: (a) the extent to which Textron is able to achieve savings from its restructuring plans; (b) uncertainty in estimating the amount and timing of restructuring charges and related costs; (c) changes in worldwide economic and political conditions that impact interest and foreign exchange rates; (d) the occurrence of work stoppages and strikes at key facilities of Textron or Textron's customers or suppliers; (e) government funding and program approvals affecting products being developed or sold under government programs; (f) cost and delivery performance under various program and development contracts; (g) the adequacy of cost estimates for various customer care programs including servicing warranties; (h) the ability to control costs and successful implementation of various cost reduction programs; (i) the timing of certifications of new aircraft products; (j) the occurrence of further downturns in customer markets to which Textron products are sold or supplied or where Textron Financial offers financing; (k) changes in aircraft delivery schedules or cancellation of orders; (l) the impact of changes in tax legislation (including the expiration of "bonus depreciation" provisions scheduled to end in 2004); (m) Textron's ability to offset, through cost reductions, raw material price increases and pricing pressure brought by original equipment manufacturer customers; (n) the availability and cost of insurance; (o) pension plan income falling below current forecasts; (p) Textron Financial's ability to maintain portfolio credit quality; (q) Textron Financial's access to debt financing at competitive rates; and (r) uncertainty in estimating contingent liabilities and establishing reserves tailored to address such contingencies.

TEXTRON INC.
Revenues and Income by Business Segment
Three Months Ended July 3, 2004 and June 28, 2003
 (Dollars in millions except per share amounts)
(Unaudited)

	July 3, 2004		June 28, 2003
	GAAP	As Adjusted (a)	GAAP	As Adjusted (a)
REVENUES
MANUFACTURING:
Bell	$587	$587	$616	$616
Cessna	500	500	575	575
Fastening Systems	494	494	447	447
Industrial	829	829	750	750
	2,410	2,410	2,388	2,388
FINANCE	137	137	142	142
Total revenues	$2,547	$2,547	$2,530	$2,530
PROFIT
MANUFACTURING:
Bell	$71	$71	$56	$56
Cessna	44	44	66	66
Fastening Systems	24	24	21	21
Industrial	61	61	40	40
	200	200	183	183
FINANCE	36	36	23	23
Segment profit	236	236	206	206
Special charges (b)	(28)	-	(24)	-
Gain on sale of business (c)	7	-	-	-
Corporate expenses and other - net	(36)	(36)	(30)	(30)
Interest expense, net	(25)	(25)	(22)	(22)
Income from continuing operations before income taxes and distributions on preferred securities of subsidiary trusts	154	175	130	154
Income taxes	(54)	(53)	(38)	(46)
Distributions on preferred securities of manufacturing subsidiary trust, net of income taxes (d)	-	-	(7)	(7)
Income from continuing operations	100	122	85	101
(Loss) income from discontinued operations, net of income taxes (e)	-	-	(22)	2
Net income	$100	$122	$63	$103
Earnings per share: (f)
Income from continuing operations	$0.71	$0.87	$0.62	$0.74
(Loss) income from discontinued operations, net of income taxes (e)	-	-	(0.16)	0.02
Net income	$0.71	$0.87	$0.46	$0.76
Average diluted shares outstanding	140,287,000	140,287,000	136,257,000	136,257,000

TEXTRON INC.
Revenues and Income by Business Segment
Six Months Ended July 3, 2004 and June 28, 2003
(Dollars in millions except per share amounts)
(Unaudited)

	July 3, 2004		June 28, 2003
	GAAP	As Adjusted (a)	GAAP	As Adjusted (a)
REVENUES
MANUFACTURING:
Bell	$1,094	$1,094	$1,152	$1,152
Cessna	918	918	1,163	1,163
Fastening Systems	991	991	876	876
Industrial	1,627	1,627	1,456	1,456
	4,630	4,630	4,647	4,647
FINANCE	271	271	282	282
Total revenues	$4,901	$4,901	$4,929	$4,929
PROFIT
MANUFACTURING:
Bell	$123	$123	$96	$96
Cessna	66	66	125	125
Fastening Systems	44	44	39	39
Industrial	108	108	74	74
	341	341	334	334
FINANCE	67	67	46	46
Segment profit	408	408	380	380
Special charges (b)	(85)	-	(52)	-
Gain on sale of businesses (c)	7	-	15	-
Corporate expenses and other - net	(71)	(71)	(62)	(62)
Interest expense, net	(50)	(50)	(46)	(46)
Income from continuing operations before income taxes and distributions on preferred securities of subsidiary trusts	209	287	235	272
Income taxes	(72)	(86)	(71)	(84)
Distributions on preferred securities of manufacturing subsidiary trust, net of income taxes (d)	-	-	(13)	(13)
Income from continuing operations	137	201	151	175
(Loss) income from discontinued operations, net of income taxes (e)	-	-	(22)	2
Net income	$137	$201	$129	$177
Earnings per share: (f)
Income from continuing operations	$0.97	$1.43	$1.11	$1.28
(Loss) income from discontinued operations, net of income taxes (e)	-	-	(0.17)	0.02
Net income	$0.97	$1.43	$0.94	$1.30
Average diluted shares outstanding	140,316,000	140,316,000	136,659,000	136,659,000

TEXTRON INC.
Revenues and Income by Business Segment
Three and Six Months Ended July 3, 2004 and June 28, 2003
(Dollars in millions except per share amounts)
(Unaudited)

(a)     The "As Adjusted" column excludes items recorded in special charges and gain on sale of businesses. Textron presents its results "as adjusted", before restructuring and other special items, because such items are outside normal business operations, as well as difficult to forecast accurately for specific periods. Such items are either isolated or temporary in nature; therefore, it is helpful to understand results without these items, especially when comparing results for previous periods or forecasting performance in future periods. In addition, Textron uses "as adjusted" results to measure operating performance for management compensation purposes. Any analysis of results before restructuring costs and other special items should be used only in conjunction with data presented in accordance with Generally Accepted Accounting Principles (GAAP).

A reconciliation of net income as reported under GAAP to net income, as adjusted is as follows:
	Second Quarter		Six Months
	2004	2003	2004	2003
GAAP net income	$100	$63	$137	$129
Adjustments:
Special charges	28	24	85	52
Gain on sale of businesses	(7)	-	(7)	(15)
Tax impact of excluded items	1	(8)	(14)	(13)
Special charges included in discontinued operations, net of income taxes	-	24	-	24
Net income, as adjusted	$122	$103	$201	$177

(b)     Special charges include 1) restructuring expenses and fixed asset impairment charges associated with reducing overhead and closing, consolidating and downsizing manufacturing facilities, headcount reductions, consolidating operations and exiting non-core product lines and 2) in 2004, a $12 million pretax gain on the sale of the remaining shares of Collins & Aikman common stock.

(c)     During the second quarter of 2004, Textron recorded a gain on the sale of its interest in two Brazilian-based joint ventures to its joint venture partner, Metegal Telecom Participacoes Ltda. In the first quarter of 2003, Textron recorded a gain on the sale of its interest in an Italian automotive joint venture to Collins & Aikman.

(d)     Textron Inc. redeemed the $500 million Textron Capital I trust preferred securities in July 2003. The redemption was mandatory following Textron's call of its 7.92% Junior Subordinated Deferrable Interest Debentures, which were held by the trust and also redeemed in July 2003.

(e)     During the third quarter of 2003, Textron consummated the sale of its remaining OmniQuip business to JLG Industries, Inc. and has reclassified the financial results of the OmniQuip division, net of income taxes, to discontinued operations. During the fourth quarter of 2003, Textron sold its Small Business Direct portfolio to MBNA America bank, N.A. and has reclassified the financial results, net of income taxes, to discontinued operations.

(f)     Reconciliation of GAAP EPS to EPS, as adjusted:
	Second Quarter		Six Months
	2004	2003	2004	2003
GAAP EPS	$0.71	$0.46	$0.97	$0.94
Adjustments:
Special charges	0.17	0.12	0.47	0.26
Gain on sale of businesses	(0.01)	-	(0.01)	(0.09)
Special charges included in discontinued operations, net of income taxes	-	0.18	-	0.19
EPS, as adjusted	$0.87	$0.76	$1.43	$1.30

TEXTRON INC.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	July 3, 2004	January 3, 2004
Assets
Cash and cash equivalents	$ 786	$ 486
Accounts receivable, net	1,247	1,135
Inventories	1,648	1,439
Other current assets	443	532
Net property	1,875	1,925
Other assets	3,219	3,240
Textron Finance assets	6,217	6,333
Total Assets	$ 15,435	$ 15,090

Liabilities and Shareholders' Equity
Current portion of long-term debt and short-term debt	$ 688	$ 316
Other current liabilities	2,290	1,940
Other liabilities	2,133	2,109
Long-term debt	1,335	1,711
Textron Finance liabilities	5,238	5,324
Total Liabilities	11,684	11,400

Total Shareholders' Equity	3,751	3,690
Total Liabilities and Shareholders' Equity	$ 15,435	$ 15,090

Textron Inc.
Reconciliation of GAAP Measures to Non-GAAP Measures
 (Dollars in millions except per share amounts)

	Third Quarter		Full Year
	2004	2003	2004	2003
	Outlook	Actual	Outlook	Actual
GAAP EPS	$.55 - .65	$.34	$2.36 - 2.51	$1.89
Adjustments:
Special charges	.15	.25	.75	.82
Gain on sale of businesses	-	-	(.01)	(.09)
Special charges included in discontinued operations, net of income taxes	-	-	-	.17
EPS as adjusted	$.70 - .80	$.59	$3.10 - 3.25	$2.79

	Second Quarter		June Year-to-Date		Full Year
	2004	2003	2004	2003	2004	2003
	Actual	Actual	Actual	Actual	Outlook	Actual
Cash flow from operations - GAAP	$270	$191	$445	$155	$680 - 730	$681
Capital expenditures and lease additions	(73)	(73)	(146)	(118)	(300)	(310)
Proceeds on sale of fixed assets	15	20	27	29	40	55
Free cash flow after restructuring	$212	$138	326	66	$420 - 470	426
After-tax cash used for restructuring activities	17	15	34	25	80	57
Free cash flow before restructuring - as adjusted	$229	$153	$360	$91	$500 - 550	$483